Exhibit 99.1

Ticker: OTCQX:AMBS www.amarantus.com Annual Meeting of Shareholders August 3, 2015

Forward - Looking Statements This presentation contains “ forward - looking statements ” within the meaning of the “ safe - harbor ” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including changes from anticipated levels of sales, future international, national or regional economic and competitive conditions, changes in relationships with customers, access to capital, difficulties in developing and marketing new products and services, marketing existing products and services, customer acceptance of existing and new products and services and other factors. Accordingly, although the Company believes that the expectations reflected in such forward - looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward - looking information contained in this presentation. 2

AMBS Holding Company Business Model Fuels Rich Pipeline Our Vision : Identifying undervalued assets, de - risking and advancing to key value driving events: 3 ® ® Screening Expertise Neurological Disorders Parkinson’s Disease Adult ADHD Alzheimer’s Aggression Multiple Sclerosis Orphan Indications Retinitis Pigmentosa Intractable Severe Burns Therapeutics Therapeutics Diagnostics MANF MSPrecise Eltoprazine LymPro Georgetown Assay* MANF ESS *Upon exercise of exclusive option with Georgetown University

Building Value into Therapeutics Pipeline to Reach Transformational Milestones 4 Program Preclinical Phase 1 Phase 2 Phase3 Market ESS Intractable Severe Burns Eltoprazine Parkinson’s PD - LID Eltoprazine Adult ADHD Eltoprazine Alzheimer’s Aggression MANF Retinitis Pigmentosa MANF Parkinson’s Disease Pipeline addressing high - value, high need therapeutic areas with significant shortcomings

Recent ESS Acquisition to Add Significant Value • Autologous, skin graft replacement for 50 + % TBSA severe burns • Biologics/drug regulatory pathway in office of combination products • Orphan Drug Designation received in 2012 • Active IND as of May 2014 • Partially funded by US Gov’t grant : AFIRM • Project has been partially funded by DoD for last 5 + years • Strong KOL Support • Patient Population : ~ 2 , 000 average patients per year - Cost of treatment per patient : $ 1 . 6 M, w/ complications : $ 10 M+ • Secondary applications : pediatric burn 30% + burns, diabetic foot ulcers, cosmetics • 10 patient Phase 2 clinical trial on track to commence 3 Q 2105 5

ESS: Recent Milestone Achievements x Completed acquisition of Cutanogen Corporation for exclusive rights to ESS x Preparation underway to commence Phase 2 study x First site initiation underway x Signed CRADA Agreement providing non - dilutive resources x Strong KOL support NEXT MILESTONES ▪ Initiate first site at military facility in 3Q 2015 ▪ Enroll first patent in Phase 2 study in 3Q 2015 ▪ Work with regulatory authorities with the goal of establishing accelerated path to commercialization ▪ Announce top - line results of Phase 2 study in 2016 6

Eltoprazine: Recent Milestone Achievements x Published Phase 2a clinical study results in BRAIN for the treatment of PD - LID x Opened an IND application with the neurology division of the FDA to advance Eltoprazine into Phase 2b clinical studies x Completed Investigator Meetings in US and EU x Entered into a clinical trial agreement with Chiltern International, a leading global contract research organization to manage the clinical research and monitoring program services for the Phase 2b study in PD - LID x Opened clinical trial sites in US x USPTO issued U.S. Patent entitled, "Pharmacological Treatment of Parkinson's Disease,” covering methods for the administration of eltoprazine , in combination with the anti - Parkinson's drug, levodopa (L - DOPA), for the treatment of Parkinson's disease x Commenced patient dosing of Phase 2b study NEXT MILESTONES ▪ Expand Phase 2b program in Europe ▪ Complete patient enrollment ▪ Report top - line results of Phase 2b program in 2H 2016 7

MANF: Recent Milestone Achievements x Announced the successful delivery and distribution of MANF in a preclinical model to brain areas involved in Parkinson's disease , further solidifying the rationale for its preclinical development as a potential disease - modifying treatment for PD x Entered into a cGMP manufacturing agreement with Catalent Biologics for clinical - grade production of MANF to enable program advancement into human clinical studies in retinitis pigmentosa (RP), retinal artery occlusion, glaucoma and Parkinson's disease x Presented positive preclinical data showing MANF preserves the light - sensing function of photoreceptor cells at ARVO x Received a Notice of Allowance for the U.S. patent application covering compositions of matter and methods of use related to proprietary manufacturing processes for synthetic MANF and its administration for protein therapy and cell therapy x Received European Union Orphan Drug Designation (ODD) for MANF for the treatment of RP, complementing the US ODD obtained in December 2014 x Significant progress with academic collaborators NEXT MILESTONES ▪ Commence first - in - human Phase 1 study in 2H 2016 ▪ Expand development program into additional high - value indications 8

Amarantus Diagnostics Preparing for Strategic Transaction

- LymPro Test®: Optimizing IUO marketing and CLIA strategy
- MSPrecise®: Finalizing commercial strategy for staged product launch
- Georgetown assays position to control significant market share in the emerging AD IUO blood diagnostics market

Amarantus DIAGNOSTICS

LymPro Business Development

- 6-12 mos. sales cycle initiated November 2014
- BD Strategy to formalize IUO Agreements advancing
- AAIC data strengthening discussions
- Next: comparing LymPro results against PET

Finalize Negotiations

Complete Partnerships

Strategic Advisory Committee

- Proven track record of strategically extracting commercial profitability by advancing diagnostic products through a robust commercialization pathway
- Driving strategy to mature the neuro-diagnostics business into a powerhouse in the life sciences industry

Deriving full value from neuro-diagnostics business through potential sale, co-development or spinoff opportunities

9

Amarantus Bioscience

Up - listing to NASDAQ is a Priority x Submitted the listing application x Currently completing the listing process x Awaiting a formal response from NASDAQ 10

Next Steps for Amarantus » Uplist to NASDAQ as rapidly as possible » Focus on Operational Excellence with therapeutic programs to advance to key data milestones » Complete strategic transaction with Amarantus Diagnostics 11 We are prepared to enter our next phase of growth!

Q&A 12

Ticker: OTCQX:AMBS www.amarantus.com Annual Meeting of Shareholders August 3, 2015